Exhibit 99.3

FIRST AMENDMENT TO ACCOUNT PURCHASE AGREEMENT

This amendment is entered into by and between MPC Solutions Sales, LLC (“Customer”) and Wells Fargo Bank, National Association through its Wells Fargo Business Credit operating division (“WFBC”) this 16th day of February, 2007.

RECITALS

A.        WFBC and Customer are parties to an Account Purchase Agreement dated November 16, 2006 pursuant to which Customer sells Accounts to WFBC from time to time (the “Agreement”). Capitalized terms herein shall have the meanings defied in the Agreement.

B.        Customer has requested that WFBC increase the Advance under the Agreement as set forth herein to provide Customer with increased liquidity from time to time (the “Special Facility”).

C.        WFBC has agreed to amend the Agreement in accordance with the terms hereof in order to meet Customer’s needs.

Wherefore, in consideration of the foregoing, and the mutual promise contained herein, and other good and valuable consideration the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

1.          Provided no Event of Default has occurred, and upon payment by Customer to WFBC in the amount of $10,000.00 as set forth below, WFBC agrees to advance an additional 7.5% of the face amount of currently outstanding Accounts purchased by WFBC not t exceed 97.5% of the face amount of any Account (the “Temporary Advance”) and to increase the Advance on a temporary basis to 98% on the new purchases for a period of eight weeks from the start of the Special Facility (the “Special Facility Period”).

2.          Customer agrees to repay the full difference between the Advance under the Agreement and the Temporary Advance within four weeks after termination of the Special Facility Period.

3.          Customer agrees that during the Special Facility Period, and until the Temporary Advance is paid off in full, WFBC may use all funds available to Customer in the Collected Reserve to pay off the Special Facility.

4.          Failure to repay amounts funded under the Special Facility as set forth herein shall be an Event of Default under the Agreement.

5.          At any time when the Temporary Advance has been paid in full for a minimum of 60 days, Customer may request that the Special Facility be reinstated for another eight week period with repayment to be made in the following four weeks as set forth above. If WFBC agrees to reinstate the Special Facility, Customer shall pay another accommodation fee of $10,000.00 as set forth below.

6.          The $10,000.00 accommodation fee for the Special Facility, and any reinstatement of the Special Facility, may be paid all or in part by Customer or either of its affiliate entities, MPC-G, LLC and MPC Computers, LLC, and upon payment in full, the Special Facility shall apply to all three entities as set forth herein.

7.          Upon the occurrence of an Event of Default, hereunder or under the Agreement, funding under the Special Facility shall cease and WFBC may exercise any and all rights and remedies under the Agreement.

8.	Except as specifically set forth herein, the terms and conditions of the Agreement remain in full force and effect.

This Amendment is entered into by and between the parties as of the date first set forth above.

MPC Solutions Sales, LLC 906 East Karcher Rd. Nampa, ID 83687 By: MPC Computers, LLC Its: Manager and sole member By:__/s/ John P. Yeros______________ John P. Yeros Its: President

Wells Fargo Bank, National Association
1740 Broadway, MAC C7300-060

Denver, CO 80274

By: ___/s/ Matt Howe___ _____________
                               Signature

By: ___Matt Howe___ _____________

Name

Its: __________Vice President__________
                                Title

Sworn and subscribed before me this 16 day of February, 2007. __/s/ Molly E. Kufeldt_____________ NOTARY PUBLIC	Witnessed by: _________________________________ Signature _________________________________ NAME AND TITLE

The undersigned hereby consents to this Amendment of the Account Purchase Agreement and consents to the increased obligations under the Account Purchase Agreement and under its Guaranty.

MPC Corporation f/k/a HyperSpace Communications, Inc.

By: __/s/ John P. Yeros______________

John P Yeros
	Its :	Chief Executive Officer
Address:	6471 E. Kadcliffe ______		______
Englewood, CO 80111
____________________________________
____________________________________

STATE OF _Colorado_______	)
)
COUNTY OF Denver	)

The foregoing instrument was acknowledged before me this 16 day of February, 2007 by John P. Yeros the Chief Executive Officer of HyperSpace Communications, Inc., a Colorado corporation, on behalf of the corporation.

__/s/ Molly E. Kufeldt___	___

Notary Public